Exhibit (a)(8)

TRUSTEE AUTHORIZATION OF RENAMING OF TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS AND CERTAIN SERIES THEREOF

In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Institutional Mutual Funds (the “Trust”), dated April 15, 1999, as amended, and the approval of the Trust’s Board of Trustees at its December 2007 meeting, the undersigned Trustees hereby rename the Trust, as well as certain of its series (the “Funds”) as follows, effective October 25, 2008:

	Existing Name	New Name

Trust Name:	TIAA-CREF Institutional Mutual Funds	TIAA-CREF Funds

	Existing Name	New Name

Fund Names:	Managed Allocation Fund II	Managed Allocation Fund
	Bond Plus Fund II	Bond Plus Fund
	High-Yield Fund II	High-Yield Fund
	Short-Term Bond Fund II	Short-Term Bond Fund
	Tax-Exempt Bond Fund II	Tax-Exempt Bond Fund

          IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 29th day of August, 2008.

/s/ Forrest Berkley	/s/ Nancy L. Jacob

Forrest Berkley	Nancy L. Jacob

/s/ Nancy A. Eckl	/s/ Bridget A. Macaskill

Nancy A. Eckl	Bridget A. Macaskill

/s/ Eugene Flood, Jr.	/s/ James M. Poterba

Eugene Flood, Jr.	James M. Poterba

/s/ Michael A. Forrester	/s/ Maceo K. Sloan

Michael A. Forrester	Maceo K. Sloan

/s/ Howell E. Jackson	/s/ Laura T. Starks

Howell E. Jackson	Laura T. Starks